UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2003

NORTH PITTSBURGH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13716	25-1485389
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

4008 Gibsonia Road Gibsonia, PA 15044-9311	15044-9311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 443-9600

N/A

(Former name or former address, if changed since last report.)

Item 9.    Regulation FD Disclosure. (This information is being provided under Item 12, Results of Operations and Financial Condition.)

On April 28, 2003, North Pittsburgh Systems, Inc. (the Company) issued a press release announcing earnings for the first quarter of 2003 (press release), the text of which is attached hereto as Exhibit 99.1.

On March 27, 2003, the Commission advised registrants to use Item 9 to disclose information required under Item 12, “Disclosure of Results of Operations and Financial Condition,” until such time as the EDGAR filing system is updated. The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 12 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

In addition to historic information, this document, including the exhibit, contains forward-looking statements regarding events and financial trends. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of those factors are identified in the Company’s periodic reports filed with the SEC, the most recent of which is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Company also provided in the press release an estimate as to the future financial statement impact of a workforce reduction program instituted in April of 2003. The preliminary estimates provided are as of April 28, 2003, and are dependent upon a number of factors, including: (i) the ultimate number of persons accepting the early retirement package; (ii) the discount rate to be used in calculating the pension and postretirement healthcare curtailment charges at the re-evaluation date of those respective plans, estimated to be May 31, 2003; and (iii) the market value of the pension plan’s assets on its re-evaluation date. Any significant changes from the preliminary estimates used by the Company could cause the actual impact of the workforce reduction program to differ materially from that expressed in the press release.

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by North Pittsburgh Systems, Inc. dated April 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pittsburgh Systems, Inc.
(Registrant)

Date	May 1, 2003	/S/ H. R. BROWN
H.R. Brown, President and Chief Executive Officer